SUBLEASE AGREEMENT

                                     BETWEEN

                                ORACLE USA, INC.
                             a Colorado corporation

                                 As Sublandlord

                                       AND

                         GALAXY NUTRITIONAL FOODS, INC.,
                             a Delaware corporation

                                  As Subtenant

                             5955 T.G. Lee Boulevard
                                Orlando, Florida

                Portion of Second (2nd) Floor Known As Suite 201

                                    SUBLEASE

THIS SUBLEASE ("Sublease") is entered into as of October 3, 2006, by and between ORACLE USA, INC., a Colorado corporation having its principal office at c/o Oracle Corporation, 500 Oracle Parkway, Redwood Shores, California 94065 ("Sublandlord") and GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation having its principal office at 2441 Viscount Row, Orlando, Florida 32809("Subtenant").

                                    RECITALS

            WHEREAS, Citadel II Limited Partnership, as Landlord ("Landlord") and Oracle Corporation, predecessor-in-interest to Sublandlord, entered into that certain Lease Agreement dated as of October 20, 1994 (the "Original Master Lease"), as amended by that certain First Amendment to Lease dated as of May 12, 1995 (the "First Amendment"), that certain letter agreement dated as of September 7, 1995 (the "Second Amendment") and by that certain Third Amendment to Lease dated as of November 13, 1995 (the "Third Amendment") (the Original Master Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, being referred to herein as the "Master Lease"), for certain space (the "Master Lease Premises") in the Building located at 5955 T. G. Lee Boulevard in the city of Orlando, Florida (the "Building"). A copy of the Master Lease is attached hereto as Exhibit E.

            WHEREAS, the term of the Original Master Lease, as extended, expires on February 28, 2009; and

            WHEREAS, Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 11,514 rentable square feet located on the second (2nd) floor of the Building, known as Suite 201, said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the "Subleased Premises").

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

      1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises, along with the non-exclusive right to use all facilities serving the Subleased Premises and intended for common use, including, but not limited to, all entrances, exits, driveways, elevators, stairways, corridors and hallways, public or common restrooms, service drives and parking areas.

      2. Term.

            (a) Generally. The term of this Sublease ("Term") shall commence on the date (the "Commencement Date") that is the later to occur of (x) October 15, 2006 and (y) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant and (z) the date upon which Sublandlord procures Landlord's consent to this Sublease (the "Consent", and the date upon which Sublandlord procures the Consent being the "Effective Date") and end on January 31, 2009 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto. Sublandlord represents that it has requested the Consent to this Sublease from Landlord. Sublandlord further agrees that it shall provide Subtenant with a copy of Landlord's Consent immediately upon receipt thereof.

            (b) Early Access.  Subtenant and Subtenant's  representatives  shall have the right to enter the Subleased Premises from and after the later to occur of (x) October 1, 2006, and (y) the Effective Date (the date upon which
Subtenant first has such access to the Subleased Premises being referred to herein as the "Early Access Date") for the sole purposes of installation of Subtenant's personal property and the testing of equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant's obligation to pay Base Rent, but expressly including without limitation Subtenant's obligation to pay excess utility charges pursuant to the Master Lease, Subtenant's obligation to carry insurance pursuant to the Master Lease, and Subtenant's indemnification obligations and/or liability for damages, reasonable costs and expenses incurred by Sublandlord by reason of any default by Subtenant or failure on Subtenant's part to comply with the terms of this Sublease) shall commence upon the Early Access Date, and Subtenant shall be deemed to occupy the Subleased Premises from and after the Early Access Date. Subtenant shall be liable for any damages to the Subleased Premises caused by Subtenant's activities at the Subleased Premises from and after the Early Access Date and, prior to entering the Subleased Premises, Subtenant shall obtain all insurance it is required to obtain hereunder and shall provide certificates of such insurance to Sublandlord. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

      3. Rent.

            3.1 Rent Payments. From and after the Commencement Date Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term ("Base Rent") the following:

--------------------------------------------------- -------------------------------------- ---------------------------
                                                         Base Rent Rate Per Rentable                Monthly
                      Period                                Square Foot Per Year                   Base Rent*
--------------------------------------------------- -------------------------------------- ---------------------------
       October 15, 2006 - November 14, 2006                        $ 0.00                            $     0.00
--------------------------------------------------- -------------------------------------- ---------------------------
        November 15, 2006 - Nov. 14, 2007                          $18.50                            $12,333.33
--------------------------------------------------- -------------------------------------- ---------------------------
        November 15, 2007 - Nov. 14, 2008                          $19.06                            $12,706.67
--------------------------------------------------- -------------------------------------- ---------------------------
       November 15, 2008 - January 31, 2009                        $19.63                            $13,086.67
--------------------------------------------------- -------------------------------------- ---------------------------

*While Subtenant will have the right to occupy all of the Subleased Premises, Subtenant will pay Base Rent as if the Subleased Premises contained 8,000 rentable square feet.

Base Rent shall be paid on the first day of each month of the Term, except that Subtenant shall prepay the Base Rent payable hereunder for the periods of (i) November 15, 2006 - December 14, 2006 ($12,333.33), (ii) October 15, 2007 -
November  14, 2007  ($12,333.33),  (iii)  November  15, 2007 - December 14, 2007
($12,706.67), and (iv) December 15, 2007 - January 14, 2008 ($12,706.67), for an
aggregate prepayment of $50,080.00, upon execution and delivery of this Sublease to Sublandlord. The Base Rent for any partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. Subtenant will also be responsible for the payment of all taxes based on the payment of Base Rent hereunder. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

                           1001 Sunset Boulevard
                           Rocklin, California 95765
                           Attention:  Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing. This Sublease is intended to be a so-called "gross" Sublease, without any obligation on the part of Subtenant to pay for pass-throughs of operating expenses, property taxes, Landlord's insurance, or other recurring payments that are payable by Sublandlord as the Tenant under the Master Lease. The foregoing will not excuse Subtenant from its obligation to pay applicable sales taxes on the Rent payable hereunder or from any payments owing pursuant to the final sentence of Section 5.2 below. As used herein, "Rent" shall mean, collectively, Base Rent and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease.

      4. Security Deposit. Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $24,666.67 (the "Security Deposit"). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten
(10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) within thirty (30) days following the later to occur of (i) the expiration of the Term, and (ii) after Subtenant's vacation of the Subleased Premises in accordance with the provisions of this Sublease. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit.

      5. Use and Occupancy.

            5.1 Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose without Landlord's prior written consent.

            5.2  Compliance  with Master  Lease.  Subtenant  agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Except to the extent that any such failure is due to the gross negligence or willful misconduct of Sublandlord, its employees, agents or contractors, Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay to Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical usage).

            5.3 Landlord's Obligations. Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Notwithstanding the foregoing, Sublandlord acknowledges and agrees that it is not released from its obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease (provided that if and to the extent that Sublandlord is entitled to an abatement in rent payable under the Master Lease as a result of a failure or interruption in services which affects the Subleased Premises, Subtenant will similarly be entitled to receive an abatement in Rent payable hereunder), or (ii) liability on the part of Sublandlord. Notwithstanding the forgoing provisions of clause (i) above, if a service interruption occurs which is due to the gross negligence or willful misconduct of Sublandlord, its agents' employees or contractors, and Subtenant is prevented from using, and does not use, a portion of the Subleased Premises as a direct result of such service interruption for a period in excess of three (3) consecutive business days, the Rent payable under this Sublease shall be abated following the expiration of such three (3) business day period, for such time that Subtenant continues to be prevented from using, and does not use, the subject area of the Subleased Premises in the proportion that the rentable area of the subject area of the Subleased Premises bears to the total rentable area of the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

      6. Master Lease and Sublease Terms.

            6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Sublandlord covenants that it will provide Subtenant with copies of any amendments or modifications to the Master Lease subsequent to the execution of this Sublease. Sublandlord covenants and agrees that all warranties and covenants and agreements of Landlord to the "Tenant" under the Master Lease shall be assigned from Sublandlord to Subtenant as the same pertain to the Subleased Premises.

            6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of the "Tenant" that is incorporated herein by reference, shall be deemed to inure to the benefit of Subtenant and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of the "Tenant" under the Master Lease of quiet enjoyment or any other provision benefiting the "Tenant" under the Master Lease, which is incorporated herein by reference, shall be deemed to inure to the benefit of Subtenant, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

            6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                  (a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord, which consent, in the case of Sublandlord, shall not be unreasonably withheld, conditioned or delayed.

                  (b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

                  (c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain other than as set forth in the Master Lease. In the event of any damage or destruction of the Subleased Premises, or a taking thereof as more particularly described in Sections 19 and 20 of the Original Master Lease, Sublandlord shall retain its right to terminate the Master Lease and Subtenant shall have a similar right to terminate this Sublease as that right shall apply to the Subleased Premises.

                  (d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. In all provisions of the Master Lease requiring Landlord to designate the "Tenant" as an additional or named insured on its insurance policy, or to provide certificate(s) of insurance or other proof of insurance, Sublandlord shall be required to so designate Subtenant and/or to provide certificate(s) or evidence of insurance to Subtenant.

                  (e)   Assignment   and   Subletting.   For  the   purposes  of
incorporating the provisions of Article 9 of the Original Master Lease, the following shall apply:

                        (1) The sixth (6th) sentence of Section 9(a) of the Original Master Lease shall not apply as between Sublandlord and Subtenant.

                        (2) Sublandlord shall have the right, to be exercised within fifteen (15) business days after the receipt of all required information and documentation from Subtenant regarding a proposed assignment or sublease, to recapture the portion of the Subleased Premises that Subtenant is proposing to assign or sublease. If Sublandlord exercises such right of recapture, this Sublease shall automatically be amended (or terminated if the entire Subleased Premises is being assigned or sublet or so much of the Subleased Premises is being assigned or sublet that the remainder is rendered effectively unusable) to delete the applicable portion of the Subleased Premises, effective on the proposed effective date of the sublease or assignment, and Rent shall be adjusted on a prorated basis.

            6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

                  (a) Original Master Lease. Article 1, Sections 2(c), 2(e), 2(f), Article 3, Section 4(a), Article 7 (reference to "Exhibit C" only),
Article 14, Article 25, Article 26, Article 41, Article 42, Article 43, Article 44, Article 45, Article 47, Article 48, Article 50, Article 52, Article 53, Exhibit A, Exhibit A-1, Exhibit C, Schedule C-1, Exhibit C-2.

                  (b) First Amendment.  Sections 1, 2, 3, 4, 5, 6, 7, 8, Exhibit
A.

                  (c) Second Amendment. Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, Exhibit A, Exhibit B.

                  (d) Third Amendment. Sections 1, 2, 3, 4, 5, 6, 7, 8.

      7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 9 of the Original Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under such
Article 9. Fifty percent (50%) of all "bonus rent" (calculated as provided in Article 9 of the Original Master Lease) in connection with any such assignment or sublease shall be payable to Sublandlord as and when received by Subtenant. Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with Sublandlord's reasonable out-of-pocket costs up to a maximum of One Thousand Five Hundred Dollars ($1,500.00) relating to Subtenant's request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord's and Sublandlord's receipt of all such fees and costs.

      8. Default.

            (a) Subtenant's Default. It shall constitute an event of default hereunder if Subtenant fails within a reasonable period following notice from Sublandlord to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of fifty percent (50%) of any applicable grace or cure period provided in the Master Lease as modified, if at all, by the provisions of this Sublease, provided that with respect to non-monetary defaults, Subtenant's cure period shall be the longer of (A) one-half of, or (B) five (5) days less than, the actual cure period provided for such non-monetary default under the Master Lease.

            (b) It shall constitute an event of default hereunder if Sublandlord fails to promptly seek and/or diligently pursue Landlord's Consent in any instance under this Sublease where such Consent is required and such failure continues for an unreasonable period following notice from Subtenant.

      9. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative. In the event of any default hereunder by Sublandlord, Subtenant shall have all remedies available under the Master Lease.

      10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of all applicable grace or cure periods as set forth herein or in the Master Lease, as applicable, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant's account. All reasonable, actual costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant's obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

      11. Consents and Approvals. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has been refused by Landlord. Sublandlord covenants and agrees that, in any instance where Landlord's consent or approval is required under this Sublease pursuant to the terms of the Master Lease, Sublandlord shall diligently seek to obtain such approval or consent from Landlord. Sublandlord shall not unreasonably withhold, condition or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

      12. Sublandlord's Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for: (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord's obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant's intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord's stockholders, directors, officers, or partners on account of any of Sublandlord's obligations or actions under this Sublease. As used in this Sublease, the term "Sublandlord" means the holder of the tenant's interest under the Master Lease and "Sublandlord" means the holder of sublandlord's interest under this Sublease. In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, and provided that (i) Subtenant has been notified of such assignment or transfer and
(ii) all of Subtenant's Security Deposit and prepaid rents have also been assigned or transferred to such assignee or transferee of Sublandlord and (iii) the assignee or transferee has agreed to recognize Subtenant's rights as set forth herein and recognize Subtenant as its subtenant in a written instrument. Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer.

      13. Attorneys' Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney's fees and costs from the other party.

      14. Delivery of Possession.

            14.1 Generally. Except as expressly set forth herein, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture (other than the Furniture, defined below), fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy; provided, however, that (x) Sublandlord will remove the cubicles itemized on Exhibit C attached hereto from the Subleased Premises prior to the Commencement Date (if the electrical/data feeds for the remaining cubicles are located at one of the cubicles to be removed by Sublandlord, Subtenant will be responsible for relocating the electrical/data feeds as necessary, at Subtenant's cost), (y) Sublandlord will remove all "dead storage" items from the closets and offices in the Subleased Premises prior to the Commencement Date, and (z) Sublandlord will deliver the Subleased Premises to Subtenant in general working order, including, but not limited to missing or burned out light bulbs replaced, and missing door hardware replaced and a working refrigerator in the break room. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in substantially the same condition as the Subleased Premises were at the commencement of the Term, reasonable wear and tear, casualty and Sublandlord and Landlord obligations excepted and that Subtenant's obligation to remove any improvements shall be governed by Article 23 of the Master Lease, as incorporated herein by reference.

            14.2 Subtenant Improvements.

                  (a) Generally. If Subtenant intends to construct certain improvements within the Subleased Premises ("Subtenant Improvements"), all Subtenant Improvements shall be carried out in accordance with the Master Lease. Sublandlord and Landlord will have the right to approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work; such approval on the part of Sublandlord will not be unreasonably withheld, conditioned or delayed. Accordingly, Subtenant will submit all such information for Sublandlord's review and written approval prior to commencement of any such work; Sublandlord agrees to promptly forward such information to Landlord. If Landlord imposes any construction management fee in connection with the performance of Subtenant Improvements, Subtenant will be responsible for the payment of such fee. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term in accordance with Article 23 of the Master Lease, as incorporated herein by reference. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of "as built" drawings of such work together with a CAD file of the "as-built" drawings in the then-current version of AutoCad.

                  (b) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

      15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant's occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount equal to 150% of the Rent on a month-to-month basis due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant's holdover or perform improvements, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant's holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

      16. Sublandlord's Representations: Sublandlord represents that:

            (a) to the best of its knowledge, on the Commencement Date all utility, mechanical, plumbing and other systems serving the Subleased Premises shall be in good operating condition and repair;

            (b) Sublandlord is the owner of a leasehold estate in the Subleased Premises and has the right and power to enter into this Sublease and to perform the same and, by this instrument, conveys a good leasehold interest to Subtenant in accordance with and subject to the terms, conditions and provisions hereof and in the Master Lease;

            (c) To Sublandlord's best knowledge, there are no current claims of other parties, encumbrances, mortgages, liens, restrictions, reservations or defects in Sublandlord's leasehold estate in the Subleased Premises that would interfere with or impair or result in any interference or impairments of Subtenant's use, occupancy or enjoyment of the Subleased Premises or with Subtenant's rights hereunder;

            (d) That Subtenant, on payment of Rent and full performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Subleased Premises and all rights, easements, appurtenances and privileges belonging in or otherwise appertaining thereto during the Term without molestation or hindrance of any person claiming through Subtenant (this provision will not bind Landlord or make Subtenant liable for the actions of Landlord);

            (e) The execution and performance of this Sublease by Sublandlord will not violate or cause a default under any agreement, instrument, or other transaction to which Sublandlord is a party by which Sublandlord or the Subleased Premises are bound.

      17. Parking. During the Term Subtenant shall be permitted to use up to fifty-eight (58) of the parking spaces allocated to Sublandlord pursuant to the Master Lease and the Parking Agreement between Landlord and Sublandlord, a copy of which shall be provided to Subtenant prior to the Commencement Date (the "Parking Agreement"), such use to be in compliance with the provisions of the Master Lease and the Parking Agreement.

      18. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

                 Oracle USA, Inc.
                 c/o Oracle Corporation
                 1001 Sunset Boulevard
                 Rocklin, California 95765
                 Attn:      Lease Administration
with a copy to:

                 Oracle USA, Inc.
                 c/o Oracle Corporation
                 500 Oracle Parkway
                 Box 5OP7
                 Redwood Shores, California 94065
                 Attn:      Legal Department

and (ii) if to Subtenant, at the following addresses:

          Prior to occupancy:

                 Galaxy Nutritional Foods, Inc.
                 2441 Viscount Row
                 Orlando, Florida  32809
                 Attn:          Mr. Salvatore J. Furnari

          After occupancy:

                 Galaxy Nutritional Foods, Inc.
                 5955 TG Lee Boulevard, Suite ___
                 Orlando, Florida  32822
                 Attn:          Mr. Salvatore J. Furnari

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

      19. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling located in the Subleased Premises and described in more particular detail in Exhibit D attached hereto (the "Furniture"). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); for purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair in the Furniture and shall attach such completed inventory to this Sublease as part of Exhibit D. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care and repair of the Furniture, at Subtenant's sole cost and expense, and using maintenance contractors specified by Sublandlord. No item of Furniture shall be removed from the Subleased Premises without Sublandlord's prior written consent. On or about the date of expiration of the Term, the parties shall once again conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and Subtenant shall be responsible, at Subtenant's sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar like-new item reasonably acceptable to Sublandlord). Subtenant shall not modify, reconfigure or relocate the Furniture except with the advanced written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, "breaking down" or reassembly of cubicles or other modular furniture) shall be performed at Subtenant's sole cost using Sublandlord's specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld on Sublandlord's good faith discretion, based upon Sublandlord's assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such furniture and whether such vendor is sufficiently experienced in the design of such furniture).

      20. Brokers. Subtenant represents that it has dealt directly with and only with Cushman & Wakefield of Florida, Inc. ("Subtenant's Broker"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with The Ezra Company and McFadden Realty Advisors, Inc.
("Sublandlord's Broker"), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant's Broker and Sublandlord's Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

      21. Estoppel Certificates. Within fifteen (15) business days after either party's request, from time to time, the other party shall execute and deliver to the requesting party or, as directed by the requesting party, an estoppel certificate in a form reasonably acceptable to the certifying party certifying as to the terms and status of payments of Rent and other matters relating to the Sublease that may be reasonably requested.

      22. Signage. Sublandlord, at Sublandlord's cost, will initially provide Subtenant with Building-standard directory signage identifying Subtenant. Any changes to or replacement or such signage will be at Subtenant's sole cost and expense.

      23. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

      24. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by written agreement executed by both parties.

      25. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

                             SUBLANDLORD:   ORACLE USA, INC.,
                                            a Colorado corporation

Witness:  ----------------------------      By:  /s/ Daniel Cooperman
                                            Print Name:  Daniel Cooperman
Witness:                                    Title:  Senior Vice President
          ----------------------------

                                SUBTENANT:  GALAXY NUTRITIONAL FOODS, INC.,
                                            a(n) Delaware corporation

Witness:                                    By:  /s/ Salvatore J. Furnari
          ----------------------------
                                            Print Name:  Salvatore J. Furnari
Witness:                                    Title:  Chief Financial Officer
          ----------------------------